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                                                                   EXHIBIT 10.19

                              DEVELOPMENT AGREEMENT

                                  INTRODUCTION

      THIS DEVELOPMENT AGREEMENT (this "Development Agreement") from ENERGY CORPORATION OF AMERICA, a West Virginia corporation, with offices at 4643 South Ulster Street, Suite 100, Denver, Colorado 80237-2867 ("Assignor"), to ________________________, a trust corporation organized under the laws of the State of _________, with offices ___________________________________________,
Attention: ________________, as trustee (the "Trustee"), acting not in its individual capacity but solely as trustee of the Appalachian Gas Royalty Trust (the "Trust") under that certain Amended and Restated Trust Agreement dated as of ______________ (the "Trust Agreement") is delivered to be effective as of 7:00 a.m., Eastern Time, ___________, 2005 (the "Effective Time"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Article I below.

      Assignor and the Trustee contemporaneously herewith, have entered into each of the following conveyances (i) Term Royalty Conveyance (West Virginia) dated effective as of the Effective Time ("West Virginia Conveyance"), (ii) Term Royalty Conveyance (Pennsylvania) dated effective as of the Effective Time ("Pennsylvania Conveyance") and (iii) Term Royalty Conveyance (Kentucky) dated effective as of the Effective Time ("Kentucky Conveyance" and together with the West Virginia Conveyance and the Pennsylvania Conveyance collectively the "Conveyances").

      In connection with the Conveyances Assignor has agreed to undertake certain obligations during the term of the Conveyances with respect to the Subject Interests and the Development Wells.

                                    ARTICLE I
                                   DEFINITIONS

      This Article I defines certain capitalized words, terms, and phrases used in this Development Agreement. Certain other capitalized words, terms, and phrases used in this Development Agreement are defined elsewhere in this Development Agreement.

      "Adjusted Development Well Value" With respect to each Development Well, the value obtained by multiplying for each Development Well drilled or caused to be drilled by Assignor during any Annual Period one (1) times the Working Interest (stated as a decimal fraction or 1.00, where Assignor holds a 100% Working Interest), that Assignor is required to bear in such Development Well. For example, if Assignor holds an eighty-five percent (85%) Working Interest in a Development Well, the computation would be:

                                  1 x .85 = .85

therefore, such Development Well would have a .85 Adjusted Development Well
Value.

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      "Additional Lease" is defined in Section 2.07.

      "Affiliate" means, for any specified Person, another Person that controls, is controlled by, or is under common control with, the specified Person. "Control," in the preceding sentence, refers to the possession by one Person, directly or indirectly, of the right or power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract, or otherwise.

      "AMI Area" means that area depicted on the map set forth on Exhibit B as the AMI Area.

      "Annual Drilling Target" that number of Development Wells where (i) the cumulative total of all the Adjusted Development Well Values for all Development Wells drilled by or caused to be drilled by Assignor during the first Annual Period equals not less than 45, (ii) the cumulative total of all the Adjusted Development Well Values for all Development Wells drilled during the first two Annual Periods equals not less than 90, (iii) the cumulative total of all the Adjusted Development Well Values for all Development Wells drilled during the first three Annual periods equals not less than 135 and (iv) the cumulative total of all the Adjusted Development Well Values for all Development Wells drilled during the first four Annual Periods equals not less than the Total Drilling Target.

      "Annual Period" means the annual period commencing on April 1 each year and ending on March 31 of the succeeding year.

      "Assignor" is defined in the Introduction to this Development Agreement and also includes all permitted successors and assigns of Assignor.

      "Deed of Trust" is defined in Section 2.10.

      "Development Agreement" is defined in the introductory paragraph of this Agreement.

      "Development Well" means any Gas well drilled, within the meaning of
Section 2.01(b), after the date of this Development Agreement that is located on the Subject Development Lands.

      "Drilling Obligation Completion Date" means _______________, 2009.

      "Gas" means natural gas and all other gaseous hydrocarbons, excluding condensate, butane, and other liquid and liquefiable components that are actually removed from the Gas stream by separation, processing, or other means. Any oil and gas lease or other similar instrument that covers Gas shall be considered a "Gas lease" hereunder, even if it also covers other substances.

      "Party," when capitalized, refers to Assignor or Trustee. "Parties," when capitalized, refers to Assignor and Trustee.

      "Person" means any natural person, corporation, partnership, trust, estate, or other entity, organization, or association.

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      "Reasonably Prudent Operator Standard" means the standard of conduct of a reasonably prudent oil and gas operator in the Appalachian Basin under the same or similar circumstances, acting with respect to its own property and disregarding the existence of the Royalty Interest as a burden on such property.

      "Royalty Interest" means collectively, the Royalty Interest created under each of the Conveyances.

      "Subject Development Lands" means the lands subject to or covered by the oil and gas leases described in Exhibit A and included in the AMI Area, subject to the exceptions, exclusions and reservations set forth on Exhibit A, as such exhibit may be modified pursuant to Section 2.07.

      "Subject Gas" means Gas in and under, and that may be produced, saved, and sold from, the Development Wells during the Term.

      "Subject Interests" means Assignor's undivided interests in the Subject Development Lands, as lessee under Gas leases, as an owner of the Subject Gas (or the right to extract such Gas), or otherwise, by virtue of which undivided interests Assignor has the right to conduct exploration, drilling, development, and Gas production operations on the Subject Development Lands, or to cause such operations to be conducted, or to participate in such operations by paying and bearing all or any part of the costs, risks, and liabilities of such operations, to drill, test, complete, equip, operate, and produce Development Wells to exploit the Gas. "Subject Interests" includes all extensions and renewals of, and all new Gas leases covering, the Subject Lands (or any portion thereof) obtained by Assignor, or any Affiliate thereof, within six (6) months after the expiration or termination of any such Gas lease. "Subject Interests" do not include (a) Assignor's rights to substances other than Gas; (b) Assignor's rights to Gas under contracts for the purchase, sale, transportation, storage, processing, or other handling or disposition of Gas; (c) Assignor's interests in, or rights to Gas with respect to, pipelines, gathering systems, storage facilities, processing facilities, or other equipment or facilities, other than the Development Wells; or (d) subject to Section 1.04(c) of each of the Conveyances, any after-acquired, additional, or enlarged interests in the Development Wells, Subject Development Lands or Subject Gas, except those reflected in Exhibit A or any Additional Lease, extensions and renewals covered by the preceding sentence. "Subject Interests" may be owned or claimed by Assignor by virtue of grants or reservations in deeds, Gas leases, or other instruments, or by virtue of operating agreements, pooling or unitization agreements or orders, or other kinds of instruments, agreements, or documents, legal or equitable, recorded or unrecorded.

      "Term" means that period from the Effective Time through the date that each of the Conveyances has terminated or been released in accordance with its terms.

      "Total Drilling Target" that number of Development Wells where the cumulative total of all such Adjusted Development Well Values for all Development Wells drilled by or caused to be drilled by Assignor equals 180.

      "Transfer", including its syntactical variants, means any assignment, sale, transfer, conveyance, or disposition of any property; provided, Transfer as used herein does not include

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the granting of a security interest in Assignor's interest in any property including, the Subject Interests or the Subject Development Lands.

      "Trust" is defined in the Introduction to this Agreement.

      "Trustee" is defined in the Introduction to this Agreement and also includes all successor and substitute trustees under the Trust Agreement.

      "Working Interest" means with respect to any Development Well, the interest in and to such Development Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Development Well.

                                   ARTICLE II
                  DEVELOPMENT OF THE SUBJECT DEVELOPMENT LANDS

      SECTION 2.01 DRILLING PROGRAM.

            (a) OBLIGATION TO DRILL. In each of the first four Annual Periods during the Term, Assignor shall, subject to the terms of this Article II, drill, or cause to be drilled, at Assignor's sole cost, (i) such number of Development Wells that is necessary to achieve the Annual Drilling Target and (ii) such number of Development Wells as to achieve the Total Drilling Target prior to the Drilling Obligation Completion Date; it being understood that the drilling and testing operations may extend beyond the last day of an Annual Period for which such Development Well is being included to meet Assignor's obligations under this Section 2.01(a).

            (b) MEANING OF "DRILL." For purposes of this Section 2.01, to "drill" means to commence the actual drilling of a Development Well, and thereafter to drill that Development Well diligently to the target depth (or target depths, in the case of multiple target producing horizons) that Assignor has determined, in accordance with the Reasonably Prudent Operator Standard, may encounter producing Gas horizons and then to test that Development Well for the production of Gas.

            (c) ADDITIONAL DEVELOPMENT WELLS. Any number of Development Wells drilled which result in the Annual Drilling Target being exceeded in any Annual Period may be carried forward and applied against Assignor's obligation, if any, under Section 2.01(a) for the subsequent Annual Period.

      SECTION 2.02 OBLIGATION TO COMPLETE AND EQUIP. Assignor shall, at Assignor's sole cost attempt to complete each Development Well that reasonably appears to Assignor, acting in accordance with the Reasonably Prudent Operator Standard, to be capable of producing Gas in quantities sufficient to pay completion, equipping, and operating costs. Assignor shall equip for production each Development Well that is successfully completed and, when it is equipped and connected to a gathering line or pipeline, shall commence production. Assignor shall plug and abandon all Development Wells that are unsuccessful.

      SECTION 2.03 UNDRILLABLE LOCATIONS/FAILURE TO REACH TOTAL DEPTH. If Assignor fails, in the exercise of the Reasonably Prudent Operator Standard, to reach total depth in any

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Development Well due to geological subsurface conditions or impenetrable substances, such drill site or well shall be counted as a Development Well hereunder. Nothing herein shall be construed to grant to the Trustee, for the benefit of the Trust, any wells drilled on the Subject Development Lands after the Total Drilling Target has been achieved.

      SECTION 2.04 TERMINATION. After the drilling obligations in Section 2.01(a) have been satisfied, Trustee on behalf of the Trust shall, on request, execute, acknowledge, and deliver to Assignor a recordable instrument that terminates this Development Agreement.

      SECTION 2.05 COSTS AND EXPENSES OF DEVELOPMENT WELLS. All costs associated with or paid or incurred in connection with the initial drilling, testing, completing, and equipping for production or plugging and abandoning of the Development Wells shall be borne solely by Assignor, but Assignor may use any Subject Gas in such operations without any duty to account to Trustee or the Trust under any of the Royalty Interests or Conveyances.

      SECTION 2.06 SURVIVAL OF OBLIGATION. Assignor's obligation under Section 2.01(a) shall survive, even if (i) any of the Royalty Interest in the Subject Development Lands is Transferred or released in whole or in part by Trustee on behalf of the Trust or (ii) notwithstanding Sections 11.01 through 11.04 of each of the Conveyances, Assignor Transfers, mortgages or pledges the Subject Development Lands or Subject Interests.

      SECTION 2.07 ADDITIONAL LEASES. In the event that Assignor acquires any additional leases ("Additional Lease") other than the Subject Interests in the AMI Area prior to Assignor's satisfaction of Assignor's drilling requirements in
Section 2.01, Assignor and Trustee shall execute, acknowledge, and deliver an instrument that amends this Development Agreement so that such Additional Lease will be part of the Subject Interests and Subject Development Lands hereunder.

      SECTION 2.08 TITLE DUE DILIGENCE. Prior to commencing the drilling of any Development Well, Assignor will perform such title due diligence and such title curative work as would be performed by an oil and gas operator drilling a well and acting in accordance with the Reasonably Prudent Operator Standard.

      SECTION 2.09 WELLS. Prior to the satisfaction of Assignor's drilling requirements in Section 2.01, Assignor shall not, and shall cause its Affiliates not to, nor permit any other Person to, drill any well in the AMI Area that will not be a Development Well hereunder.

.. Assignor hereby covenants and agrees to enter into a deed of trust, fixture filing, assignment of as-extracted collateral, security agreement and financing statement ("Deed of Trust") in order that Assignor shall have granted a lien and security interest creating a valid, perfected lien and security interest in and to any of the Subject Development Lands located in the AMI Area designated the "Yawkey Freeman AMI" on Exhibit B in order to support Assignor's development obligations under Section 2.1 above. Notwithstanding the preceding, for purposes of the Deed of Trust only, the value of such obligations under Section 2.1 shall be capped at $24,000,000 and such amount shall be reduced as provided in such Deed of Trust as Assignor completes its development obligations under Section 2.1.

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                          ARTICLE III OTHER PROVISIONS

      SECTION 3.01 SUCCESSORS AND ASSIGNS. Subject to the limitation and restrictions on the assignment or delegation by the Parties of their rights and interests under this Development Agreement, this Development Agreement binds and inures to the benefit of Assignor, Trustee, the Trust and their respective successors, assigns, and legal representatives.

      SECTION 3.02 GOVERNING LAW. Insofar as permitted by otherwise applicable Legal Requirements, this Development Agreement shall be construed under and governed by the laws of the State of West Virginia (excluding choice of law and conflict of law rules); provided, however, that, with respect to any portion of the Subject Interests located outside of the State of West Virginia, the laws of the place in which such Subject Interests is located in, shall apply where mandatorily required by the laws of such State.

SECTION 3.03 CONSTRUCTION OF DEVELOPMENT AGREEMENT. In construing this Development Agreement, the following principles shall be followed:

            (a) no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Development Agreement and not as an aid in its construction;

            (b) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Development Agreement;

            (c) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions;

            (d) a defined term has its defined meaning throughout this Development Agreement, regardless of whether it appears before or after the place in this Development Agreement where it is defined;

            (e) the plural shall be deemed to include the singular, and vice versa; and

            (f) each exhibit, attachment, and schedule to this Development Agreement is a part of this Development Agreement, but if there is any conflict or inconsistency between the main body of this Development Agreement and any exhibit, attachment, or schedule, the provisions of the main body of this Development Agreement shall prevail.

      SECTION 3.04 NO WAIVER. Failure of either Party to require performance of any provision of this Development Agreement shall not affect either Party's right to require full performance thereof at any time thereafter, and the waiver by either Party of a breach of any provision hereof shall not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

      SECTION 3.05 RELATIONSHIP OF PARTIES. This Development Agreement does not create a partnership, mining partnership, joint venture, or relationship of trust or agency between the Parties.

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      SECTION 3.06 FURTHER ASSURANCES. Each Party shall execute, acknowledge, and deliver to the other Party all additional instruments and other documents reasonably required to evidence or effect any transaction contemplated by this Development Agreement.

      SECTION 3.07 THE 7:00 A.M. CONVENTION. Except as otherwise provided in this Development Agreement, each calendar day, month, quarter, and year shall be deemed to begin at 7:00 a.m. Eastern Time on the stated day or on the first day of the stated month, quarter, or year, and to end at 7:00 a.m. Eastern Time on the next day or on first day of the next month, quarter, or year, respectively.

      SECTION 3.08 COUNTERPART EXECUTION.

            (a) MULTIPLE COUNTERPARTS. Multiple counterparts of the Development Agreement have been recorded in the counties of the Commonwealth/State of ____________________ where the Subject Development Lands are located. The counterparts are identical except to facilitate recordation, the counterpart recorded in each county may contain property descriptions relating only to the Subject Development Lands located in that county. A counterpart of the Development Agreement containing all property descriptions of Subject Development Lands in the Commonwealth/State of ___________________ will be filed for record in _________________ County,

            (b) MULTIPLE COUNTIES. If any Subject Development Lands are located in more than one county, the description of such Subject Development Lands may be included in any one or more counterparts prepared for recordation in separate counties, but the inclusion of the same property description in more than one counterpart of this Development Agreement shall not be construed as having effected any cumulative, multiple, or overlapping interest in the Subject Lands in question.

      SECTION 3.09 LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Trustee not individually or personally, but solely as Trustee in the exercise of the powers and authority conferred and vested in it and (b) under no circumstances shall the Trustee be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

                  [Remainder of page intentionally left blank.]

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      IN WITNESS WHEREOF, each Party has caused this Development Agreement to be executed in its name and behalf and delivered on the date or dates stated in the acknowledgment certificates appended to this Development Agreement, to be effective as of the Effective Time.

ATTEST:                              ENERGY CORPORATION OF
                                     AMERICA
[SEAL]

By: __________________________       By: _______________________
Name: ________________________       Name: _____________________
Title:  Secretary                    Title: ____________________

ATTEST: _______________, in its capacity as trustee for the Appalachian Gas Royalty Trust and
[SEAL] not individually

By: __________________________       By: _______________________
Name: ________________________       Name: _____________________
Title:  Secretary                    Title: ____________________

Prepared by:

_________________________
_________________________
_________________________
_________________________
_________________________

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                    [Signature Page to Development Agreement]
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THE STATE OF _____________   Section

                             Section

COUNTY OF ______________     Section

      On this, the ______ day of _________, 2005, before me ____________, a
Notary public, personally appeared ____________, who acknowledged himself to be the _________ of Energy Corporation of America, a West Virginia corporation, and that he as such _________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _______________.

      In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                     _____________________________________

My Commission Expires: _________________

THE STATE OF _____________   Section

                             Section

COUNTY OF ______________     Section

      On this, the _____ day of _____________, 2005, before me _____________, a
Notary public, personally appeared ________________, who acknowledged himself to be the ______________ of ___________________, a _________ trust corporation and
Trustee of the Appalachian Gas Royalty Trust, and that he as such ______________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _____________.

      In witness whereof, I hereunto set my hand and official seal.

[SEAL]                                     _____________________________________

My Commission Expires: _________________

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                   [Signature Page to Development Agreement]
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                            CERTIFICATE OF RESIDENCE

      The ___________________, as grantee and Trustee hereunder, hereby certifies that its precise address is:

                ______________________
                ______________________
                ______________________
                ______________________
                Attention: ___________

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                    [Signature Page to Development Agreement]